Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a Statement on Schedule 13G (including any and all amendments thereto) with respect to the Class A Common Stock of NCI, Inc., and further agree that this Joint Filing Agreement shall be included as an Exhibit to such joint filings.

The undersigned further agree that each party hereto is responsible for the timely filing of such Statement on Schedule 13G and any amendments thereto, and for the accuracy and completeness of the information concerning such party contained therein; provided, however, that no party is responsible for the accuracy or completeness of the information concerning any other party, unless such party knows or has reason to believe that such information is inaccurate.

This Joint Filing Agreement may be signed in counterparts with the same effect as if the signature on each counterpart were upon the same instrument.

IN WITNESS WHEREOF, the parties have executed this Joint Filing Agreement on March 29, 2012.

NARANG FAMILY TRUST

By:	/s/ Thomas C. Gaspard
Thomas C. Gaspard
Business Trustee

NARANG FAMILY LIMITED PARTNERSHIP

By:	/s/ Thomas C. Gaspard
Thomas C. Gaspard
Attorney-in-Fact

NARANG HOLDINGS, LLC

By:	/s/ Thomas C. Gaspard
Thomas C. Gaspard
Attorney-in-Fact

NARANG HOLDINGS II, LLC

By:	/s/ Justin J. Bintrim
Justin J. Bintrim
Attorney-in-Fact

THOMAS C. GASPARD

By:	/s/ Thomas C. Gaspard
Thomas C. Gaspard

DINESH BHUGRA

By:	/s/ Jeffrey B. Grill
Jeffrey B. Grill
Attorney-in-Fact